Exhibit 4.2

PRIVATEBANCORP, INC.

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of October 18, 2012

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of October 18, 2012, is between PRIVATEBANCORP, INC., a Delaware corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Company has executed and delivered a Subordinated Debt Securities Indenture dated as of October 18, 2012 (the “Base Indenture”) providing for the issuance from time to time of series of the Company’s Securities;

WHEREAS, Section 9.1(7) of the Base Indenture provides that the Company and the Trustee may enter into one or more supplemental indentures to the Base Indenture to establish the forms or terms of Securities of any series as permitted by Section 2.1 or Section 3.1 of the Base Indenture;

WHEREAS, pursuant to Section 3.1 of the Base Indenture, the Company wishes to provide for the issuance of $125,000,000 aggregate principal amount of a new series of Securities to be known as its 7.125% Subordinated Debentures due 2042 (the “Debentures”), the form and terms of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in this First Supplemental Indenture;

WHEREAS, in connection with the issuance in May 2008 of certain junior subordinated debt securities by the Company to PrivateBancorp Capital Trust IV, a Delaware statutory trust sponsored by the Company, and the related issuance of certain trust preferred securities by PrivateBancorp Capital Trust IV to third party investors, the Company entered into a Replacement Capital Covenant dated as of May 22, 2007 (as amended, the “Replacement Capital Covenant”), in favor and for the benefit of each Covered Debtholder (as defined therein);

WHEREAS, in the event the Debentures are designated as “Covered Debt” under and as defined in the Replacement Capital Covenant, the Company desires to provide that each holder of the Debentures waive any and all rights it may have as a Covered Debtholder under the Replacement Capital Covenant and to authorize the Company to terminate the Replacement Capital Covenant in such event; and

WHEREAS, all requirements necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company have been done, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01                             Relation to Base Indenture.  This First Supplemental Indenture constitutes an integral part of the Base Indenture.

Section 1.02                             Definition of Terms.  For all purposes of this First Supplemental Indenture:

(a)                                 capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture;

(b)                                 a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(c)                                  the singular includes the plural and vice versa;

(d)                                 headings are for convenience of reference only and do not affect interpretation;

(e)                                  unless otherwise specified or unless the context requires otherwise, (i) all references in this First Supplemental Indenture to Sections refer to the corresponding Sections of this First Supplemental Indenture and (ii) the terms “herein”, “hereof”, “hereunder” and any other word of similar import refer to this First Supplemental Indenture; and

(f)                                   the following terms have the meanings given to them in this Section 1.02(f):

“Business Day” shall mean, unless otherwise specified, any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or required by law or executive order to be closed in The City of New York, New York and Chicago, Illinois.

“Covered Debt” shall have the meaning set forth in the Replacement Capital Covenant.

“Covered Debtholder” shall have the meaning set forth in the Replacement Capital Covenant.

“DTC” shall have the meaning set forth in Section 2.03.

“Global Security” shall have the meaning set forth in Section 2.04.

“Interest Payment Date” shall have the meaning set forth in Section 2.05(b).

“Interest Period” shall have the meaning set forth in Section 2.05(a).

“Maturity Date” shall have the meaning set forth in Section 2.02.

“Record Date” shall mean, with respect to any Interest Payment Date for the Debentures, the fifteenth day, whether or not a Business Day, of the calendar month in which such Interest Payment Date falls.

“Replacement Capital Covenant” shall have the meaning set forth in the recitals hereof.

The terms “Company,” “Trustee,” “Base Indenture,” and “Debentures” shall have the respective meanings set forth in the recitals to this First Supplemental Indenture and the paragraph preceding such recitals.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

Section 2.01                             Designation and Principal Amount.  The Debentures may be issued from time to time upon written order of the Company for the authentication and delivery of Debentures pursuant to

Section 3.3 of the Base Indenture.  There is hereby authorized a series of Securities designated as the 7.125% Subordinated Debentures due 2042 having an initial aggregate principal amount of $125,000,000 (except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Sections 3.4, 3.5, 3.6 or 9.6 of the Base Indenture and except for Debentures which, pursuant to Section 3.3 of the Base Indenture are deemed to never have been authenticated and delivered under the Base Indenture).

Section 2.02                             Maturity.  The date upon which the Debentures shall become due and payable at final maturity, together with any accrued and unpaid interest, is October 30, 2042 (the “Maturity Date”).

Section 2.03                             Form, Payment and Appointment.  Except as provided in the last three paragraphs of Section 3.5 of the Base Indenture, the Debentures will be issued only in book-entry form.  Principal of and interest on the Debentures will be payable in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Security (as hereafter defined).  The principal of any certificated Debentures will be payable at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, New York City, New York, which shall initially be the principal office of the Trustee in the Borough of Manhattan, the City of New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment;  provided that the paying agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Debenture in the case of a payment of interest on the Maturity Date).

The Security Registrar, Authenticating Agent and Paying Agent for the Debentures shall initially be the Trustee.

The Debentures will be issuable and may be transferred only in denominations of $25.00 or any amount in excess thereof that is an integral multiple of $25.00.  The specified currency of the Debentures shall be U.S. Dollars.

Section 2.04                             Global Security.  The Debentures shall be issued initially in the form of one or more fully registered global securities (each, a “Global Security”) deposited with DTC or its designated custodian or such other Depositary as any officer of the Company may from time to time designate.  Unless and until a Global Security is exchanged for Debentures in certificated form, such Global Security may be transferred, in whole but not in part, and any payments on the Debentures shall be made, only to DTC or a nominee of DTC, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

Section 2.05                             Interest.

(a)                                 Interest payable on any Interest Payment Date or the Maturity Date with respect to the Debentures shall be the amount of interest accrued from, and including, the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date of October 18, 2012, if no interest has been paid or duly provided for with respect to the Debentures) to, but excluding, such Interest Payment Date or Maturity Date as the case may be (each, an “Interest Period”).

(b)                                 The Debentures will bear interest at the rate of 7.125% per annum from October 18, 2012 until the principal of the Debentures has been paid in full or a sum sufficient to pay the principal of the Debentures has been made available for payment.  Interest on the Debentures shall be payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year (each, an “Interest Payment Date”), commencing January 30, 2013, to the Persons in whose names the relevant Debentures are registered at the close of business on the Record Date for such Interest Payment Date, except as provided in Section 2.05(c).

(c)                                  The amount of interest payable for any Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  In the event that any scheduled Interest Payment Date for the Debentures falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be postponed to the next succeeding day which is a Business Day (and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date).

(d)                                 In the event that the Maturity Date for any Debenture falls on a day that is not a Business Day, then the related payments of principal, premium, if any, and interest may be made on the next succeeding day that is a Business Day (and no additional interest will accumulate on the amount payable for the period from and after the Maturity Date).  Interest due on the Maturity Date (whether or not an Interest Payment Date) of any Debentures will be paid to the Person to whom principal of such Debentures is payable.

Section 2.06                             No Sinking Fund.  The Debentures are not entitled to the benefit of any sinking fund.

Section 2.07                             Defeasance.  Section 13.2 of the Base Indenture shall be applicable to the Debentures.  Section 13.3 of the Base Indenture shall not be applicable to the Debentures.

Section 2.08                             Waiver and Termination of Rights Under the Replacement Capital Covenant.  In the event the Debentures are designated as Covered Debt under the Replacement Capital Covenant, whether at the election of the Company or otherwise, the Debentures will have no rights under the Replacement Capital Covenant as Covered Debt thereunder.  By its purchase and acceptance of the Debentures, each holder of Debentures waives, for itself and for any and all successors and assigns, all rights that it may have now or in the future as a holder of Covered Debt under the Replacement Capital Covenant, and hereby irrevocably authorizes the Company to terminate, without further action by or payment to any holder of the Debentures, the Replacement Capital Covenant in the event that the Debentures become Covered Debt under the Replacement Capital Covenant.

This provision and all references to Covered Debt and Replacement Capital Covenant shall (a) be an agreement solely between the Company and the Holders of the Debentures and (b) have no force and effect with respect to the Trustee, and the Trustee shall have no liability or responsibility with respect to whether or not any Debentures are Covered Debt.

ARTICLE 3

REDEMPTION OF THE DEBENTURES

Section 3.01                             Optional Redemption.

(a)                                 The Debentures shall be redeemable in accordance with the provisions of Article  XI of the Indenture, except to the extent otherwise provided herein, in whole at any time or in part from time to time on or after October 30, 2017; provided that no partial redemption shall be effected (i) unless at least $25 million aggregate principal amount of the Debentures shall remain Outstanding after giving effect to such redemption and (ii) if the principal amount of the Debentures shall have been accelerated and such acceleration has not been rescinded, or unless all accrued and unpaid interest shall have been paid in full on all Outstanding Debentures terminating on or before the Redemption Date.

(b)                                 The Redemption Price for any redemption pursuant to this Section 3.01 will be equal to 100% of the principal amount of the Debentures being redeemed, plus accrued and unpaid interest to but excluding the Redemption Date.

ARTICLE 4

FORM OF DEBENTURES

Section 4.01                             Form of Debentures.  The Debentures and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Debentures (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE 5

ISSUE OF DEBENTURES

Section 5.01                             Original Issue of Debentures.  Debentures having an aggregate principal amount of $125,000,000 may from time to time, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company pursuant to Section 3.3 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).

Section 5.02                             Further Issues of Debentures.  The Company may from time to time, without notice to or the consent of the holders of the Debentures, create and issue further debentures ranking pari passu with the Debentures and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further debentures or except for the first payment of interest following the issue date of such further debentures) in order that such further debentures may be consolidated and form a single series with the Debentures and have the same terms as to status, redemption or otherwise as the Debentures.

ARTICLE 6

MISCELLANEOUS

Section 6.01                             Ratification of Indenture.  The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 6.02                             Trustee Not Responsible for Recitals.  The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

Section 6.03                             New York Law To Govern.  THIS FIRST SUPPLEMENTAL INDENTURE AND THE DEBENTURES SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS

OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A DEBENTURE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE DEBENTURES OR THE TRANSACTIONS CONTEMPLATED HEREBY.  Each of the Company and the Trustee hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a legal proceeding arising out of or relating to the Indenture or this First Supplemental Indenture, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this First Supplemental Indenture by, among other things, the mutual waivers and certifications in this paragraph.

Section 6.04                             Separability.  In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 6.05                             Counterparts.  This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, as of the day and year first written above.

PRIVATEBANCORP, INC.

By:	/s/ Larry D. Richman
Name:	Larry D. Richman
Title:	President and Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ James Kowalski
Name:	James Kowalski
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF GLOBAL SECURITY]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO IN THIS SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR ITS NOMINEE.  THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE OR A SUCCESSOR OF SUCH DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.  EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY FEDERAL OR OTHER GOVERNMENTAL AGENCY.

PRIVATEBANCORP, INC.

7.125% Subordinated Debentures due 2042

ISIN: US7429624007	CUSIP: 742962 400

No. 1	$125,000,000

PrivateBancorp, Inc., a Delaware corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns the principal sum of One Hundred Twenty-Five Million Dollars ($125,000,000), or such other principal amount as set forth in the Schedule of Increases or Decreases in Debenture attached hereto, on October 30, 2042 (such date is hereinafter referred to as the “Maturity Date”), and to pay interest thereon from October 18, 2012 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on January 30, April 30, July 30 and October 30 of each year (each, an “Interest Payment Date”), commencing on January 30, 2013 at the rate of 7.125% per annum, on the basis of a 360-day year consisting of twelve 30-day months, until the principal of the Debentures has been paid in full or a sum sufficient to pay the principal of the Debentures has been made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name the relevant Debentures, or any predecessor Debentures, are registered at the close of business on the Record Date for such Interest Payment Date; provided that the interest due on the Maturity Date (whether or not an Interest Payment Date) of a Debenture of this series will be paid to the Person to whom principal of such Debenture is payable.

Payment of the principal of and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in The City of New York, which shall initially be the principal office of the Trustee located therein, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided, that the paying agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Debenture in the case of a payment of interest on the Maturity Date).

Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or facsimile signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: October 18, 2012	PRIVATEBANCORP, INC.

By:
Name:
Title:

Attest by:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: October 18, 2012	U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

REVERSE OF DEBENTURE

PRIVATEBANCORP, INC.

This Debenture is one of a duly authorized issue of securities of the Company (herein called the “Debentures”), issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of October 18, 2012, between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee), as amended and supplemented by the First Supplemental Indenture between the Company and the Trustee (“Supplemental Indenture” and together with the Base Indenture, the “Indenture”) dated as of October 18, 2012, to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered.  This Debenture is one of the series designated on the face hereof, initially limited in aggregate principal amount to $125,000,000.

All terms used in this Debenture that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

The Debentures of this series are redeemable at the option of the Company on or after October 30, 2017.  The Debentures of this series are not redeemable at the option of the holders.

The Debentures of this series are not entitled to the benefit of any sinking fund.

The Base Indenture provisions relating to defeasance in Section 13.2 of the Base Indenture shall be applicable to the Debentures.  The Base Indenture provisions relating to covenant defeasance in Section 13.3 of the Base Indenture shall not be applicable to the Debentures.

If an Event of Default with respect to Debentures of this series shall occur and be continuing, the principal of the Debentures of this series shall become due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Debentures at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the Debentures of each series (each series voting as a class) affected thereby and at the time Outstanding.  The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Debentures of a series at the time Outstanding, on behalf of the holders of all Debentures of such series, to waive certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the holder of this Debenture shall be conclusive and binding upon such holder and upon all future holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Debenture are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple of $25 in excess thereof.

The Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS DEBENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                              as agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Your Name:

Date:

Signature Guarantee:	*

*                                         NOTICE:  The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:  (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN DEBENTURE

The initial principal amount of this Debenture is $125,000,000.  The following increases or decreases in the principal amount of this Debenture have been made:

Date	Amount of decrease in principal amount of this Debenture	Amount of increase in principal amount of this Debenture	Principal amount of this Debenture following such decrease or increase	Signature of authorized signatory of Trustee